Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Francesca S. Campbell and Donald J. Riccitelli his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to execute (a) a registration statement on Form S-3 relating to the registration of one or more series of securities including, without limitation, debt securities, preferred stock, common stock (including associated depositary preferred stock purchase rights included in the common stock), warrants, depositary shares, stock purchase contracts and stock purchase units of the Registrant, (b) any and all amendments and supplements thereto, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and (c) other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Nelson	President, Chief Executive Officer and Director
Christopher J. Nelson	(Principal Executive Officer)	October 29, 2026

/s/ Patrick D. Hallinan	Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Patrick D. Hallinan	(Principal Financial Officer)	October 29, 2026

/s/ Scot D. Greulach	Vice President, Chief Accounting Officer and Controller
Scot D. Greulach	(Principal Accounting Officer)	October 29, 2026

/s/ Susan K. Carter
Susan K. Carter	Director	October 29, 2026

/s/ Debra A. Crew
Debra A. Crew	Director	October 29, 2026

/s/ John L. Garrison, Jr.
John L. Garrison, Jr.	Director	October 29, 2026

/s/ Michael D. Hankin
Michael D. Hankin	Director	October 29, 2026

/s/ Mary A. Laschinger
Mary A. Laschinger	Director	October 29, 2026

/s/ Robert J. Manning
Robert J. Manning	Director	October 29, 2026

/s/ Adrian V. Mitchell
Adrian V. Mitchell	Director	October 29, 2026

/s/ Shane M. O’Kelly
Shane M. O’Kelly	Director	October 29, 2026

/s/ Jane M. Palmieri
Jane M. Palmieri	Director	October 29, 2026